EXHIBIT 99.1

April 6, 2012

AMC Entertainment Inc. Announces Completion of Redemption of Notes

Kansas City, Missouri (April 6, 2012) – AMC Entertainment Inc. (“AMC”) announced today the completion of its redemption of $51,035,000 aggregate principal amount, or approximately 26.7%, of its outstanding $191,035,000 aggregate principal amount of 8% Senior Subordinated Notes due 2014 (the “Notes”).  The redemption price was 100.00% of the principal amount, plus accrued but unpaid interest.  After the redemption, $140,000,000 aggregate principal amount of the Notes remains outstanding.

Forward Looking Statements

In addition to historical information, the disclosure relating to the redemption and the Notes contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” The words “forecast,” “estimate,” “project,” “intend,” “expect,” “should,” “believe” and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the following: national, regional and local economic conditions that may affect the markets in which we or our joint venture investees operate; the levels of expenditures on entertainment in general and movie theatres in particular; increased competition within movie exhibition or other competitive entertainment mediums; technological changes and innovations, including alternative methods for delivering movies to consumers; the popularity of major film releases; shifts in population and other demographics; our ability to renew expiring contracts at favorable rates, or to replace them with new contracts that are comparably favorable to us; our need for, and ability to obtain, additional funding for acquisitions and operations; risks and uncertainties relating to our significant indebtedness; fluctuations in operating costs; capital expenditure requirements; changes in interest rates; and changes in accounting principles, policies or guidelines. This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative but not exhaustive. In addition, new risks and uncertainties may arise from time to time. Accordingly, all forward-looking statements should be evaluated with an understanding of their inherent uncertainty. Readers are urged to consider these factors carefully in evaluating the forward-looking statements. For further information about these and other risks and uncertainties, see Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2011 and the information contained in the documents relating to the Tender Offer. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included herein are made only as of the date of the Tender Offer, and we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

ABOUT AMC THEATRES
AMC Entertainment Inc. delivers distinctive and affordable movie-going experiences in 347 theatres with 5,048 screens primarily in the United States and Canada. The company operates 24 of the 50 highest grossing theatres in the country, including the top three. AMC has propelled industry innovation and continues today by delivering premium sight and sound, enhanced food and beverage and diverse content. www.AMCTheatres.com.

MEDIA CONTACT
Ryan Noonan, (816) 480-4724
rnoonan@amctheatres.com